Exhibit 10.15

Amendment No. 1 to Option Award Agreement

This AMENDMENT NO. 1, dated as of January __, 2014 (this “Amendment”), to the Option Award Agreement, dated as of                                  (the “Date of Grant”) (the “Agreement”), by and between Santander Consumer USA Inc., an Illinois corporation (the “Company”), and the participant whose signature appears on the signature page hereto (“Participant”);

WITNESSETH:

WHEREAS, the Participant holds one or more options to purchase shares of Common Stock, pursuant to the Agreement and the Santander Consumer USA Inc. 2011 Management Equity Plan (the “Plan”);

WHEREAS, subject to the terms and conditions set forth in this Amendment, the Parties desire to amend the Agreement by entering into this Amendment in connection with the proposed initial public offering of the common stock (“Holdings Common Stock”) of Santander Consumer USA Holdings Inc. (“Holdings”), pursuant to the Registration Statement (the “Registration Statement”) of Santander Consumer USA Holdings Inc. on Form S-1 (the “Holdings IPO”), prior to which the shares of Common Stock of the Company will be exchanged for shares of Holdings Common Stock and the equity awards in respect of Common Stock, including the awards subject to the Agreement, will be converted into equity awards in respect of Holdings Common Stock (the “Reorganization”);

WHEREAS, this Amendment will be effective as of as of the date on which the Underwriting Agreement in connection with the Holdings IPO is executed, the Registration Statement is effective and the initial public offering price of the Holdings Common Stock in the Holdings IPO (the “Offering Price”) is determined (the “Holdings IPO Pricing Date”), subject to Participant’s continued employment with the Company as of the Holdings IPO Pricing Date; provided, however, that, this Amendment shall be void ab initio if the Holdings IPO is not consummated within 10 days of the Holdings IPO Pricing Date.

NOW, THEREFORE, for and in consideration of the foregoing recitals and of the mutual covenants contained in this Amendment, the Parties do hereby agree as follows, subject to the conditions as to effectiveness as set forth above:

1. Definitions. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in this Amendment (including the Whereas clauses), the Agreement and the Plan.

2. Amendments.

(i) Section 5 of the Agreement is hereby amended and restated in its entirety as follows:

“Exercise of Options. Options that have become vested and exercisable in accordance with this Option Agreement and the Plan (“Vested Options”) may be exercised, in whole or in part (but for the purchase of whole Shares only), by delivery to the Company of (i) written or electronic notice, complying with Section 9(b) of the Plan and the applicable procedures established by the Committee or the Company, stating the number of Options that are thereby exercised, the Exercise Price, the manner of payment for such Shares and the manner of satisfaction of applicable withholding taxes, (ii) full payment, in accordance with Section 9(a) of the Plan, of the aggregate Exercise Price for the Shares with respect to which the Options are thereby exercised and (iii) evidence of full satisfaction of all requirements of Section 9(c) of the Plan, including the payment of any applicable withholding taxes in any manner set forth in Section 10 of the Plan. The notice shall be signed by the Optionee or any other person then entitled to exercise the Options. Notwithstanding anything in this Option Agreement or the Plan to the contrary, the Optionee shall, subject to any restrictions set forth in any agreement other than the Option Agreement or the Plan, from and after the Holdings IPO Pricing Date, have the right to satisfy the payment of the applicable aggregate Exercise Price in accordance with Section 9(a)(ii) of the Plan, to the extent applicable, with respect to 90% of each tranche of Vested Options as such Options vest (and such ability to use the “cashless exercise program” shall not be available with respect to the remaining 10% of each such tranche of Vested Options until the date set forth below) (the 90% portion(s) of such tranches of Vested Options that are Vested Options as of the Holdings IPO Pricing Date, the “IPO Options” and each 90% portion of such tranches of Vested Options including the IPO Options, the “Special Exercise Options”). Until the sixth anniversary of the Date of Grant, the Optionee may pay the applicable Exercise Price for the remaining 10% of each tranche of Vested Options (“Delayed Exercise Options”), or any portion thereof, solely in cash (by wire transfer of immediately available funds to a bank account of the Company designated by the Company or by delivery of a personal or certified check payable to the Company) and any Shares acquired through the exercise of such Delayed Exercise Options shall be subject to the transfer restrictions set forth in Section 2.1(b) of the Management Shareholders Agreement until such sixth anniversary of the Date of Grant (the “Delayed Lapse Date”). For the avoidance of doubt, to the extent that multiple tranches of Options have vested and become Vested Options prior to the consummation of the Holdings IPO Pricing Date, the aggregate Exercise Price with respect to 90% of all such Vested Options may be satisfied through the “cashless exercise program,” to the extent applicable, from and after the Holdings IPO Pricing Date.”

(ii) Section 8 of the Agreement is hereby amended and restated in its entirety as follows:

“Non-Transferability of Options; Shareholders Agreements. Except to the extent otherwise determined by the Committee, Options may not be sold, assigned, alienated transferred, pledged, attached or encumbered except as provided in Section 17 of the Plan. Shares acquired pursuant to the exercise of Options hereunder will be subject to the Management Shareholders Agreement; provided, however, that, effective as of the Holdings IPO Pricing Date, and (i) prior to the consummation of the

Holdings IPO, for the limited purpose of transferring Shares acquired through the exercise of IPO Options that are vested by their terms as of immediately prior to the Holdings IPO Pricing Date in connection with the Optionee’s sale of such Shares in the Holdings IPO, and (ii) following the Holdings IPO, with respect to Shares acquired through the exercise of Special Exercise Options and for any purpose, in each case, subject to any other agreements entered into by the Optionee, Shares acquired through the exercise of IPO Options or Special Exercise Options, as applicable, shall not be subject to the transfer restrictions set forth in Section 2.1(b) of the Management Shareholders Agreement upon exercise; provided, further, however, that any Shares underlying the Delayed Exercise Options shall remain subject to the transfer restrictions set forth in Section 2.1(b) of the Management Shareholders Agreement until the Delayed Lapse Date. Any purported or attempted sale, assignment, alienation, transfer, pledge, attachment or other encumbrance of an Option in violation of the provisions of this Section 8 and Section 17 of the Plan or the Shares acquired pursuant to the exercise of such Options contrary to the provisions of the Management Shareholders Agreement (taking into account the terms of the proviso set forth above) shall be null and void and without effect.”

3. Miscellaneous. The Participant hereby acknowledges and agrees that nothing in this Amendment or the amendment to the Plan limiting the requirement to grant awards in respect of the remaining Reserve Options materially and adversely impairs the Participant’s rights under the Agreement or the Plan. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement are and shall continue to be in full force and effect. The provisions of Article VII and Sections 8.1 through 8.10 of the Agreement shall apply mutatis mutandis to this Amendment.

[signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first above written.

SANTANDER CONSUMER USA INC.

By:
Name:
Title:

THIS AWARD IS SUBJECT TO ALL TERMS AND CONDITIONS OF THE PLAN AND THIS OPTION AGREEMENT, INCLUDING THE DISPUTE RESOLUTION PROVISIONS SET FORTH IN SECTION 14 OF THIS OPTION AGREEMENT. BY SIGNING YOUR NAME BELOW, YOU SHALL HAVE CONFIRMED YOUR ACCEPTANCE OF THE TERMS AND CONDITIONS OF THIS OPTION AGREEMENT.

OPTIONEE

By:
Name:

[Signature Page to Amendment No. 1 to the Option Award Agreement]